Archrock Reports Third Quarter 2021 Results

HOUSTON, November 1, 2021 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the third quarter of 2021.

Third Quarter 2021 Financial Results

●	Revenue for the third quarter of 2021 was $195.2 million compared to $205.6 million in the third quarter of 2020.
●	Net income for the third quarter of 2021 was $9.3 million compared to $18.3 million in the third quarter of 2020.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the third quarter of 2021 was $92.4 million compared to $112.6 million in the third quarter of 2020.
●	Previously declared quarterly dividend of $0.145 per common share for the third quarter of 2021 resulted in dividend coverage of 2.2x.
●	Net cash provided by operating activities for the third quarter of 2021 was $82.1 million. Including $70.8 million in proceeds from the sale of non-core assets, free cash flow after dividend (a non-GAAP measure defined below) was $98.3 million.
●	Leverage ratio was 4.3x compared to 4.0x as of September 30, 2020.
●	Expect to achieve 2021 Adjusted EBITDA above the midpoint of our $340 million to $355 million guidance range.

Archrock’s third quarter 2021 net income of $9.3 million included a pre-tax non-cash long-lived and other asset impairment of $5.1 million and pre-tax depreciation expense from the write-off of compression and other assets damaged in Hurricane Ida of $2.0 million. Archrock’s third quarter 2020 net income of $18.3 million included a pre-tax non-cash long-lived asset impairment of $10.7 million and pre-tax restructuring costs related to severance benefits and property disposals totaling $2.9 million. In addition, Archrock recorded a net benefit from tax audit settlements of $10.9 million during the third quarter of 2020.

Adjusted EBITDA for the third quarter of 2021 of $92.4 million included $15.4 million in net gains related to the sale of compression and other assets. Adjusted EBITDA for the third quarter of 2020 of $112.6 million included $9.1 million in net gains primarily related to the sale of the turbocharger business included within our aftermarket services segment.

Management Commentary and Outlook

“The positive trends we saw in the second quarter accelerated in the third, bolstering our confidence that the industry is in the front end of a recovery. During the third quarter, we grew our operating horsepower after adjusting for non-core asset sales, drove improved contract compression bookings for the second consecutive quarter and delivered aftermarket services revenue growth,” said Brad Childers, Archrock’s President and Chief Executive Officer. “In addition, our contract operations gross margin percentage remains within guidance expectations and above prior cycle lows, even in the face of sharp cost inflation. In response to higher costs, we began taking necessary action to implement price increases during the fourth quarter and expect these to be broad-based next year.”

“The recent change in energy supply and demand fundamentals and resulting breakout in commodity prices highlight the need for higher industry activity levels and reinforce our expectation for natural gas demand growth as the global energy mix transitions to lower carbon fuels over time, all positive news for our compression business. Although our customers will finalize their budgets early next year, our initial discussions with customers indicate that bookings momentum, and therefore our participation in the upcycle, will continue building into 2022.

“We’ve taken significant measures over the past several years to reposition our fleet for a more efficient and sustainable future. Our installed base of large, digitized and standardized compression horsepower is deployed in stable midstream applications in critical U.S. basins. We expect the steady and modest growth in demand for natural gas compression forecasted ahead will require higher growth capital in 2022 for lower-emitting and electric motor drive horsepower. As we selectively invest in high profit, large midstream compression units required to meet the needs of our customers, we will remain steadfast in our commitment to both maintaining a solid balance sheet and returning capital to shareholders,” concluded Childers.

Contract Operations

For the third quarter of 2021, contract operations segment revenue totaled $158.9 million compared to $175.2 million in the third quarter of 2020. Gross margin was $97.6 million, compared to $114.8 million in the third quarter of 2020. This reflected a gross margin percentage of 61%, compared to 66% in the prior year quarter. Total operating horsepower at the end of the third quarter of 2021 was 3.2 million, compared to 3.5 million at the end of the prior year quarter, and reflected the sale of 146,000 active horsepower as part of our ongoing fleet high-grading initiative. Utilization at the end of the third quarter of 2021 was 82%, compared to 83% at the end of the third quarter of 2020.

Aftermarket Services

For the third quarter of 2021, aftermarket services segment revenue totaled $36.3 million, up from $30.4 million in the third quarter of 2020, driven by higher parts sales and service activity. Gross margin of $5.6 million was up from $4.7 million in the third quarter of 2020. Gross margin percentage was 15% in the third quarter of both 2021 and 2020.

Balance Sheet

Long-term debt was $1.5 billion at September 30, 2021, reflecting net debt repayment of $96.5 million during the third quarter of 2021. Our leverage ratio was 4.3x, compared to 4.0x as of September 30, 2020. Our available liquidity totaled $517.5 million as of September 30, 2021.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, resulting in dividend coverage in the third quarter of 2021 of 2.2x. The dividend will be paid on November 16, 2021 to stockholders of record at the close of business on November 9, 2021.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	September 30,		June 30,		September 30,
	2021		2021		2020
Net income	$9,304		$8,752		$18,332
Adjusted EBITDA	$92,351		$87,045		$112,634

Contract operations revenue	$158,911		$163,865		$175,223
Contract operations gross margin	$97,631		$102,478		$114,779
Contract operations gross margin percentage	61%		63%		66%

Aftermarket services revenue	$36,255		$31,750		$30,408
Aftermarket services gross margin	$5,603		$4,260		$4,699
Aftermarket services gross margin percentage	15%		13%		15%

Selling, general, and administrative	$28,839		$26,077		$18,681

Cash available for dividend	$50,128		$42,446		$77,246
Cash available for dividend coverage	2.2	x	1.9	x	3.5	x

Free cash flow	$120,828		$31,678		$100,453
Free cash flow after dividend	$98,322		$9,347		$78,145

Total available horsepower (at period end)	3,913		4,041		4,153
Total operating horsepower (at period end)	3,196		3,295		3,465
Horsepower utilization spot (at period end)	82%		82%		83%

Conference Call Details

Archrock will host a conference call on Tuesday, November 2, 2021, to discuss third quarter 2021 financial results. The call will begin at 10:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-833-989-2934 in the United States and Canada or 1-587-505-2692 for international calls. The access code is 1124236.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, goodwill impairment, restructuring charges, debt extinguishment loss, non-cash stock-based compensation expense, indemnification income (expense), net and other items. A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and a reconciliation of our full year 2021 Adjusted EBITDA guidance to net income (loss) appear below.

Gross margin, a non-GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, goodwill impairment, restructuring charges, debt extinguishment loss, non-cash stock-based compensation expense, indemnification income (expense), net and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income (loss) and net cash provided by operating activities, the most directly comparable GAAP measures, appear below.

Free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression. Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: the effects of the COVID-19 pandemic on our business, operations, customers and financial conditions; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events, including the COVID-19 pandemic; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2020, Archrock’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

ARCHROCK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Revenue:
Contract operations	$158,911	$163,865	$175,223
Aftermarket services	36,255	31,750	30,408
Total revenue	195,166	195,615	205,631
Cost of sales (excluding depreciation and amortization):
Contract operations	61,280	61,387	60,444
Aftermarket services	30,652	27,490	25,709
Total cost of sales (excluding depreciation and amortization)	91,932	88,877	86,153
Selling, general and administrative	28,839	26,077	18,681
Depreciation and amortization	45,280	44,193	47,279
Long-lived and other asset impairment	5,121	2,960	10,727
Restructuring charges	313	743	2,900
Interest expense	25,508	25,958	25,221
Gain on sale of assets, net	(15,393)	(3,124)	(9,146)
Other (income) expense, net	337	(82)	(324)
Income before income taxes	13,229	10,013	24,140
Provision for income taxes	3,925	1,261	5,808
Net income	$9,304	$8,752	$18,332

Basic and diluted net income per common share (1)	$0.06	$0.06	$0.12

Weighted average common shares outstanding:
Basic	152,158	152,033	150,974
Diluted	152,297	152,203	151,038

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
September 30,	June 30,	September 30,
2021	2021	2020
Revenue:
Contract operations	$158,911	$163,865	$175,223
Aftermarket services	36,255	31,750	30,408
Total revenue	$195,166	$195,615	$205,631

Gross margin (1):
Contract operations	$97,631	$102,478	$114,779
Aftermarket services	5,603	4,260	4,699
Total gross margin	$103,234	$106,738	$119,478

Gross margin percentage:
Contract operations	61%	63%	66%
Aftermarket services	15%	13%	15%
Total gross margin percentage	53%	55%	58%

Selling, general and administrative	$28,839	$26,077	$18,681
% of revenue	15%	13%	9%

Adjusted EBITDA (1)	$92,351	$87,045	$112,634
% of revenue	47%	44%	55%

Capital expenditures	$32,132	$27,210	$17,054
Proceeds from sale of property, plant and equipment and other assets	(70,785)	(9,691)	(17,707)
Net capital expenditures	$(38,653)	$17,519	$(653)

Total available horsepower (at period end) (2)	3,913	4,041	4,153
Total operating horsepower (at period end) (3)	3,196	3,295	3,465
Average operating horsepower	3,225	3,316	3,536
Horsepower utilization:
Spot (at period end)	82%	82%	83%
Average	82%	82%	85%

Dividend declared for the period per share	$0.145	$0.145	$0.145
Dividend declared for the period to all shareholders	$22,393	$22,404	$22,216
Cash available for dividend coverage (4)	2.2	x	1.9	x	3.5	x

Free cash flow (5)	$120,828	$31,678	$100,453
Free cash flow after dividend (5)	$98,322	$9,347	$78,145

(1)	Management believes gross margin and Adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.
(5)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance and the amount of cash that is available for dividends, debt repayment and other general corporate purposes.

	September 30,	June 30,	September 30,
	2021	2021	2020
Balance Sheet
Long-term debt (1)	$1,516,135	$1,612,490	$1,731,459
Total equity	904,047	913,821	949,685

(1)	Carrying values are shown net of unamortized debt discount, premium and deferred financing costs.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Reconciliation of Net Income to Adjusted EBITDA and Gross Margin
Net income	$9,304	$8,752	$18,332
Depreciation and amortization	45,280	44,193	47,279
Long-lived and other asset impairment	5,121	2,960	10,727
Restructuring charges	313	743	2,900
Interest expense	25,508	25,958	25,221
Stock-based compensation expense	2,900	3,178	2,645
Indemnification income, net (1)	—	—	(278)
Provision for income taxes	3,925	1,261	5,808
Adjusted EBITDA (2)	92,351	87,045	112,634
Selling, general and administrative	28,839	26,077	18,681
Stock-based compensation expense	(2,900)	(3,178)	(2,645)
Indemnification income, net (1)	—	—	278
Gain on sale of assets, net	(15,393)	(3,124)	(9,146)
Other (income) expense, net	337	(82)	(324)
Gross margin (2)	$103,234	$106,738	$119,478

(1)	Represents the net income earned or net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income	$9,304	$8,752	$18,332
Depreciation and amortization	45,280	44,193	47,279
Long-lived and other asset impairment	5,121	2,960	10,727
Restructuring charges	313	743	2,900
Interest expense	25,508	25,958	25,221
Stock-based compensation expense	2,900	3,178	2,645
Indemnification income, net	—	—	(278)
Provision for income taxes	3,925	1,261	5,808
Adjusted EBITDA (1)	92,351	87,045	112,634
Less: Maintenance capital expenditures	(14,086)	(13,015)	(3,817)
Less: Other capital expenditures	(3,430)	(5,814)	(7,363)
Less: Cash tax payment	—	(601)	(407)
Less: Cash interest expense	(24,707)	(25,169)	(23,801)
Cash available for dividend (2)	$50,128	$42,446	$77,246

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Reconciliation of Cash Flows From Operating Activities to Cash Available for Dividend
Net cash provided by operating activities	$82,108	$49,062	$99,760
Inventory write-downs	(110)	(293)	(220)
(Provision for) benefit from credit losses	(366)	439	47
Gain on sale of assets, net	15,393	3,124	9,146
Current income tax provision (benefit)	142	(142)	(21)
Cash tax payment	—	(601)	(407)
Amortization of operating lease ROU assets	(1,031)	(941)	(928)
Amortization of contract costs	(4,771)	(5,161)	(6,630)
Deferred revenue recognized in earnings	3,033	2,720	4,421
Cash restructuring charges	313	743	1,402
Indemnification income, net	—	—	(278)
Changes in assets and liabilities	(25,953)	13,419	(16,797)
Maintenance capital expenditures	(14,086)	(13,015)	(3,817)
Other capital expenditures	(3,430)	(5,814)	(7,363)
Payments for settlement of interest rate swaps that include financing elements	(1,114)	(1,094)	(1,069)
Cash available for dividend (1)	$50,128	$42,446	$77,246

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Reconciliation of Cash Flows From Operating Activities to Free Cash Flow and Free Cash Flow After Dividend
Net cash provided by operating activities	$82,108	$49,062	$99,760
Net cash provided by (used in) investing activities	38,720	(17,384)	693
Free cash flow (1)	120,828	31,678	100,453
Dividends paid to stockholders	(22,506)	(22,331)	(22,308)
Free cash flow after dividend (1)	$98,322	$9,347	$78,145

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance and the amount of cash that is available for dividends, debt repayment and other general corporate purposes.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Annual Guidance Range
	2021
	Low	High
Reconciliation of Net Income to Adjusted EBITDA
Net income (1)	$19,000	$34,000
Depreciation and amortization	178,000	178,000
Interest expense	108,000	108,000
Stock-based compensation expense	11,000	11,000
Long-lived and other asset impairment	10,000	10,000
Provision for income taxes	13,000	13,000
Other expense	1,000	1,000
Adjusted EBITDA (2)	$340,000	$355,000

(1)	2021 annual guidance for net income includes $15.2 million of long-lived and other asset impairments and $2.0 million of restructuring charges as of September 30, 2021, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Such costs do not impact Adjusted EBITDA or cash available for dividend, however they are reconciling items between these measures and net income. Long-lived and other asset impairment for our full years 2020 and 2019 was $79.6 million and $44.7 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.